
                                                               EXHIBIT 10.33

                                      LEASE

                             200 SOUTH WACKER DRIVE

                                CHICAGO, ILLINOIS

                                   ORBITZ, LLC

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                                TABLE OF CONTENTS

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                                                                                   Page
                                                                                   ----
1.  TERM............................................................................. 1

2.  BASE RENT........................................................................ 2

    A. BASE RENT..................................................................... 2
    B. PARTIAL ABATEMENT OF BASE RENT AND ADDITIONAL RENT............................ 2

3.  ADDITIONAL RENT.................................................................. 2

    A. DEFINITIONS................................................................... 3
    B. EXPENSE ADJUSTMENT............................................................ 5
    C. TAX ADJUSTMENT................................................................ 6
    D. ALLOCATION OF OPERATING EXPENSES.............................................. 6
    E. TENANT'S RIGHT TO EXAMINE LANDLORD'S BOOKS AND RECORDS........................ 7

4.  USE OF THE PREMISES.............................................................. 8

    A. RESERVED AREAS................................................................ 8
    B. PERMITTED USE................................................................. 8
    C. COMPLIANCE WITH LAWS.......................................................... 8
    D. HAZARDOUS MATERIALS........................................................... 8

5.  POSSESSION....................................................................... 9

6.  SERVICES.........................................................................10

    A. LIST OF SERVICES..............................................................10
    B. BILLING FOR ELECTRICITY.......................................................11
    C. INTERRUPTION OF SERVICES......................................................11
    D. CHARGES FOR SERVICES..........................................................12
    E. ENERGY CONSERVATION...........................................................12

7.  REPAIRS..........................................................................12

8.  ADDITIONS AND ALTERNATIONS.......................................................13

9.  CONVENANT AGAINST LIENS..........................................................14

10. INSURANCE........................................................................15

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
    A. WAIVER OF SUBROGATION.........................................................15
    B. COVERAGE......................................................................15
    C. AVOID ACTION INCREASING RATES.................................................16
    D. LANDLORD'S INSURANCE..........................................................16

11. FIRE OR CASUALTY.................................................................16

12. WAIVER OF CLAIMS - INDEMNIFICATION...............................................18

13. NONWAIVER........................................................................18

14. CONDEMNATION.....................................................................19

15. ASSIGNMENT AND SUBLETTING........................................................20

16. SURRENDER OF POSSESSION..........................................................23

17. HOLDING OVER.....................................................................23

18. ESTOPPEL CERTIFICATE.............................................................24

19. OBLIGATIONS TO MORTGAGEES........................................................25

    A. SUBORDINATION.................................................................25
    B. NOTICE TO LANDLORD AND MORTGAGEE..............................................25
    C. NON-DISTURBANCE AGREEMENT.....................................................25

20. CERTAIN RIGHTS RESERVED BY LANDLORD..............................................26

21. RULES AND REGULATIONS............................................................28

22. LANDLORD'S REMEDIES..............................................................28

23. EXPENSES OF ENFORCEMENT..........................................................30

24. COVENANT OF QUIET ENJOYMENT......................................................30

25. LETTER OF CREDIT.................................................................30

26. REAL ESTATE BROKER...............................................................32

27. MISCELLANEOUS....................................................................32

    A. RIGHTS CUMULATIVE.............................................................32

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
    B. INTEREST......................................................................32
    C. TERMS.........................................................................32
    D. BINDING EFFECT................................................................32
    E. LEASE CONTAINS ALL TERMS......................................................33
    F. DELIVERY FOR EXAMINATION......................................................33
    G. NO AIR RIGHTS.................................................................33
    H. MODIFICATION OF LEASE.........................................................33
    I. [INTENTIONALLY OMITTED.]......................................................33
    J. TRANSFER OF LANDLORD'S INTEREST...............................................33
    K. LANDLORD'S TITLE..............................................................33
    L. PROHIBITION AGAINST RECORDING.................................................33
    M. CAPTIONS......................................................................34
    N. [INTENTIONALLY OMITTED.]......................................................34
    O. ONLY LANDLORD/TENANT RELATIONSHIP.............................................34
    P. APPLICATION OF PAYMENTS.......................................................34
    Q. DEFINITION OF LANDLORD AND TENANT.............................................34
    R. TIME OF ESSENCE...............................................................34
    S. TIME FOR PERFORMANCE..........................................................34
    T. GOVERNING LAW.................................................................34
    U. PARTIAL INVALIDITY............................................................34

28. NOTICES..........................................................................34

29. LIMITATION ON LANDLORD'S LIABILITY...............................................35

30. TENANT ALLOWANCES................................................................35

31. OPTION TO EXTEND.................................................................36

32. TENANT'S OPTION TO TERMINATE.....................................................37

                                      -iii-
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                                      LEASE
                             200 SOUTH WACKER DRIVE
                                CHICAGO, ILLINOIS

     AGREEMENT OF LEASE made as of this 1st day of October, 2000 (hereinafter referred to as the "Lease") between 200 South Wacker Drive, L.L.C., an Illinois limited liability company (hereinafter referred to as "Landlord"), and ORBITZ, LLC, a Delaware limited liability company, whose present address is 200 South Wacker Drive, Suite 1900, Chicago, Illinois 60606 (hereinafter referred to as "Tenant");

                                   WITNESSETH:

     Landlord hereby agrees to Lease to Tenant, and Tenant hereby agrees to accept, the premises (hereinafter referred to as the "Premises") designated on the plan attached hereto as Exhibit A and commonly described as the entirety of the eighteenth (18th) and nineteenth (19th) floors containing approximately 44,766 square feet of "Rentable Area" in the aggregate in the building known as 200 South Wacker Drive (hereinafter referred to as the "Building") located on a parcel of land at the southwest corner of South Wacker Drive and West Adams Street, in the City of Chicago, Cook County, Illinois and legally described on Exhibit H attached hereto and made part hereof (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"), subject to the terms and conditions of this Lease. For purposes of this Lease, the Rentable Area of the Building and the Premises shall be computed in accordance with Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings known as ANSI/BOMA Z65.1-1996, approved June 7, 1996 by American National Standards Institute, Inc. ("BOMA Standards"), as modified in a manner similar to that adopted by other first-class office buildings in the Chicago metropolitan area and consistently applied throughout the Building.

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

     1.      TERM.

             The term of this Lease (hereinafter referred to as the "Term") shall commence on the date of substantial completion of the Work to be performed on the eighteenth (18th) floor portion of the Premises pursuant to the Work Letter attached hereto as Exhibit C ("Work Letter"), (the "Commencement Date"), and shall end on the last day of the eighty-fourth (84th) full calendar month thereafter (hereinafter referred to as the "Termination Date"), unless sooner terminated (or extended) as provided herein; provided, however if substantial completion of the Work on the eighteenth (18th) floor is delayed because of any "Tenant Delay" (as such term is defined in the Work Letter), the Commencement Date shall be the date on which substantial completion would have occurred but for any Tenant Delay. At the time of substantial completion of the Work on the eighteenth (18th) floor, Landlord and Tenant shall execute a written memorandum confirming the Commencement Date and the Termination Date. The mutual

                                       -1-
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determination of Landlord's architect or interior space planner for the Building and Tenant's architect shall be final and conclusive on Landlord and Tenant as to whether the Work has been substantially completed. Upon substantial completion by Landlord of the Work on the eighteenth (18th) floor, Tenant shall within seventy-two (72) hours thereafter vacate the nineteenth (19th) floor and relocate to the eighteenth (18th) floor so that Landlord may thereafter commence construction of the Work on the nineteenth (19th) floor. Notwithstanding anything herein to the contrary, if the Work on the eighteenth (18th) floor is not substantially complete by June 2001 for any reason other than due to a "Tenant Delay" as defined in the Workletter or due to causes beyond the reasonable control of Landlord, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord at any time after June 1, 2001 and before the date the Work on the eighteenth (18th) floor is substantially complete; provided, however, that such termination shall not be effective if Landlord delivers written notice to Tenant, within ten (10) days after receipt of Tenant's termination notice that Landlord will substantially complete the Work on the eighteenth (18th) floor, and thereafter does complete the Work on the eighteenth (18th) floor, within thirty (30) days after receipt of Tenant's termination notice.

     2.      BASE RENT.

             A. BASE RENT. Tenant shall pay to Landlord or Landlord's agent at 200 South Wacker Drive, Chicago, Illinois, or at such other place as Landlord may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, rent at the annual rate set forth in the schedule attached hereto as Exhibit B and made a part hereof (hereinafter referred to as the "Base Rent") on or before the first day of each and every month during the Term, without demand and without any set-off or deduction whatsoever, except as otherwise expressly set forth herein. Any Base Rent payable for a partial month shall be paid on a pro rata basis based on the number of days in such partial month on the first day of such month which falls within the Term. Each period of twelve (12) months beginning on the Commencement Date or on any anniversary thereof and ending on the day before the following anniversary of the Commencement Date or on the Termination Date, as the case may be, is hereinafter referred to as a "Lease Year."

             B. PARTIAL ABATEMENT OF BASE RENT AND ADDITIONAL RENT. If Tenant has taken occupancy of that portion of the Premises comprising the eighteenth (18th) floor of the Building for the purpose of carrying on its business therein and if Tenant is not in "default" hereunder (as described in Section 22 hereof) on the date any such installment is due, Base Rent and Additional Rent due hereunder commencing on the Commencement Date with respect to the portion of the Premises comprising the entirety of the nineteenth (19th) floor shall be abated in full through April 30, 2001.

     3.      ADDITIONAL RENT.

             In addition to paying the Base Rent specified in Section 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this Section 3. Such Additional Rent paid by

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Tenant and other tenants in the Building shall reimburse Landlord for all expenses of operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent and the obligations of Landlord to credit or refund any overpayments shall survive the expiration of the Term for a period of twenty-four (24) months. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year.

             A.     DEFINITIONS. As used in this Section 3, the terms:

             (i) "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

             (ii) "Tenant's Proportionate Share" shall mean 5.92%, being the percentage calculated by dividing the Rentable Area contained in the Premises, as determined by Landlord and shown on the first page of this Lease, by 756,600 rentable square feet (being the Rentable Area of the Building).

             (iii) "Taxes" shall mean taxes levied, assessed or imposed against Landlord (or which Landlord is obligated to pay on behalf of any other person or entity having any interest in the Land or the Building) in connection with the Land, the Building, the operation thereof or any rights or responsibilities related thereto, except with respect to the off-site parking garage. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied or assessed upon the Land or Building; (b) ad valorem taxes for any personal property used in connection with the Land or Building; (c) any tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes and ad valorem personal property taxes; (d) any income tax based solely on Landlord's income from the Land and Building which taxes such income in a different manner than income from sources other than the ownership and operation of income-producing real estate and which is in lieu of real property taxes; or (e) a tax on rents or leases which is in lieu of real property taxes. Taxes shall also include, in the year paid, all fees for consultants and attorneys and all other costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any income taxes other than those described above, nor shall Taxes include, so long as Tenant has paid Tenant's Proportionate Share of Ownership Taxes in a timely manner as required hereunder, any interest or penalties on account of Landlord's failure to pay such Taxes in a timely manner. With respect to any Taxes which include assessments against income or property not related to the Land or Building, Taxes shall include only that portion of such Taxes which would be payable if the Land and Building and all rights related thereto were the only assets of Landlord.

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             (iv)   "Operating Expenses" shall mean all expenses, costs and
disbursements (other than Taxes) of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Land and Building, except the following:

             a.     Costs of capital improvements to any tenant's premises;

             b. Principal or interest payments on loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land;

             c. Costs of capital improvements to the Building (including any improvements required to the common areas of the Building in order to comply with the provisions of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12-101 et seq.) (the "ADA")), except that Operating Expenses shall include (a) the cost of any capital improvement completed on or after the Commencement Date which is intended to reduce any component of Operating Expenses, as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at the lesser of the cost to Landlord for borrowing funds to finance such improvements or 2% per annum above the prime rate or base rate or other comparable reference rate of interest announced from time to time by Bank One, N.A. or other bank designated by Landlord if Bank One is not at any time announcing a prime rate or base rate or other comparable reference rate (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois); and (b) the cost of any capital improvement (other than an improvement required in order for the Building to comply with the ADA) which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations applicable from time to time thereto and enacted, adopted or modified after the date of this Lease;

             d. Real estate brokers' leasing commissions and attorneys' fees and expenses incurred in negotiating leases for space in the Building or handling disputes with tenants of the Building;

             e. Payments of any other cost or expense to the extent to which Landlord is paid or reimbursed by any person (other than as reimbursement for Additional Rent pursuant to this Section 3);

             f. All salaries and expenses for any of Landlord's employees above the level of property manager;

             g. Costs (including, without limitation, attorneys' fees), fines or penalties incurred due to the violation by Landlord of applicable laws and regulations;

             h. The cost of repairing or restoring any portion of the Building damaged by a casualty, except that Operating Expenses shall include the costs of repairs or other work

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     occasioned by a casualty to the extent that such cost is not covered by
     Landlord's insurance described in Section 11 hereof because of any deductible amount, provided that the amount of such deductible is consistent with those maintained by owners of other first-class office buildings in the downtown Chicago area;

             i. The cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain, to the extent Landlord has received an award therefor;

             j. Costs of paintings, sculptures and other artwork within the Building;

             k. Costs and expenses incurred to remove, contain or otherwise remedy Hazardous Materials (as defined in Section 4.D hereof);

             l. Costs incurred in connection with the sale, financing, refinancing, mortgaging or other change of ownership of the Land or the Building;

             m. Payments to affiliates of Landlord for goods or services in excess of what would be paid to nonaffiliated parties for such goods or services in an arm's length transaction; and

             n. Costs and expenses in connection with the installation, operation and maintenance of any health club or restaurant facility in the Building.

             B. EXPENSE ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses incurred with respect to each Calendar Year plus Tenant's pro rata share of the special allocation of Operating Expenses to occupied premises if Section 3D is applicable for such Calendar Year. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount estimated from time to time by Landlord (but in no event shall Landlord revise such estimate more than two (2) times in any Calendar Year) and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Within six (6) months following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and shall deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant with respect to such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the amount due, and if Tenant is not then in default (beyond the expiration of any applicable cure period) hereunder, Landlord shall either credit the excess against payments of Base Rent and Additional Rent next due to Landlord from Tenant hereunder or, at Tenant's option, refund the excess to Tenant within thirty (30) days following Landlord's determination. Delay in computation of the

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Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of
Landlord's right to collect the Expense Adjustment Amount.

             C. TAX ADJUSTMENT. Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during such Calendar Year in an amount estimated from time to time by Landlord (but in no event shall Landlord revise such estimate more than two (2) times in any Calendar Year) and communicated by written notice to Tenant. If any portion of Taxes for any Calendar Year is payable in whole or in part before the end of such Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay its Proportionate Share of such payment as a special installment, after deducting installments previously paid by Tenant under this Section 3C for such Calendar Year. Following the final payment of Taxes for each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed and deliver to Tenant a statement of such amount plus a statement of all estimated installments paid by Tenant for such Calendar Year. Tenant shall pay to Landlord any deficiency shown by such statement within thirty (30) days after receipt of such statement. If the installments paid exceed the actual amount due, and if Tenant is not then in default (beyond the expiration of any applicable cure period) hereunder, Landlord shall either credit the excess against payments of Base Rent and Additional Rent next due to Landlord from Tenant hereunder or, at Tenant's option, refund the excess to Tenant. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes assessed for such year, notwithstanding that such Taxes are billed and paid in a subsequent Calendar Year. Delay in computation of the Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

             D. ALLOCATION OF OPERATING EXPENSES. If at any time during the Term less than ninety-five percent (95%) of the then current Rentable Area of the office section of the Building is occupied by tenants, at Landlord's option those components of Operating Expenses which vary with occupancy shall be removed from general Operating Expenses and allocated to the portion of the Building which is actually occupied by tenants and generating such components of Operating Expenses. Such special allocation shall be made on a pro rata basis over the occupied Rentable Area in the office section of the Building, based on both the comparative Rentable Areas of the occupied premises and the portion of such Calendar Year during which such premises were occupied. Operating Expenses which do not vary with occupancy, such as (i) public liability insurance, and
(ii) maintenance and heating and air conditioning costs for the lobby, will continue to be allocated on a pro rata basis over the

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Rentable Area of the office section of the Building whether or not occupied and
Tenant shall only be responsible for its Proportionate Share of such Operating Expenses.

             E. TENANT'S RIGHT TO EXAMINE LANDLORD'S BOOKS AND RECORDS. If Tenant does not agree with or otherwise wishes to confirm the correctness of Landlord's determination of Operating Expenses and Taxes for any Calendar Year, then Tenant shall have the right to inspect such of Landlord's books and records relative thereto during normal business hours and in the Office of the Building if written request ("Tenant's Inspection Request") is given by Tenant to Landlord not later than sixty (60) days following receipt of the statements described in Sections 3B and 3C, as the case may be. Any photocopies of Landlord's books and records which Tenant desires shall be coordinated by Landlord and shall be made at Tenant's sole cost and expense. If the parties are unable by negotiation to reach agreement with respect to Operating Expenses or Taxes for the Calendar Year in question within forty-five (45) days following Tenant's Inspection Request, then Tenant shall have the right to engage an independent real estate consultant or certified public accountant mutually satisfactory to Landlord and Tenant from an accounting firm with an office in Chicago who is experienced in the accounting for Operating Expenses in commercial office buildings in downtown Chicago (to be paid on an hourly and not a contingent fee basis) to audit Landlord's records with respect to Operating Expenses or Taxes. Upon engagement by Tenant of such accountant or consultant, all activities of the accountant or consultant in connection with such audit shall be undertaken upon the express direction and authorization of Tenant. In the event such audit discloses (i) errors made during the prior Calendar Year which, when totaled, establish that the sum overcharged to and paid by Tenant exceeds five percent (5%) of the actual (as distinguished from estimated) amount of Tenant's Proportionate Share of Operating Expenses or Taxes, as the case may be, the audit shall be at the expense of Landlord, or (ii) no errors or an error which equals or is less than five percent (5%), the audit shall be at the expense of Tenant.

     The results of the audit (regardless of the degree of the error, if any) shall be binding upon Landlord and Tenant and Landlord shall thereafter, if appropriate, change its method of calculating Operating Expenses and Taxes consistent with the results of the audit. If no Tenant's Inspection Request is received by Landlord within sixty (60) days following receipt by Tenant of Landlord's statement, or if Tenant shall not elect to cause an audit to be made of Landlord's records by delivering written notice to Landlord of Tenant's exercise of Tenant's audit right within forty-five (45) days after delivery of Tenant's Inspection Request, then Landlord's statement shall conclusively be deemed to have been approved and accepted by Tenant. Any amount shown by Landlord's statement to be due to Landlord, whether or not Tenant's Inspection Request is delivered to Landlord, shall be paid by Tenant as provided in Sections 3B and 3C above, without prejudice to any such inspection request. If Tenant timely delivers Tenant's Inspection Request, any charges disclosed by such statement which Landlord agrees are irregular or improper or which are thereafter determined to be in error shall be promptly corrected by Landlord, and Tenant shall receive a credit against the next amounts of Rent due from Tenant, or Landlord shall pay promptly such amounts due to Tenant, if such determination is made after the end of the Term, so long as Tenant is not then in monetary or other material non-monetary default hereunder (subject, however, to Landlord's right to offset such amount by

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any amounts owing from Tenant to Landlord under this Lease) for any overpayments made by Tenant as a result of such irregularities or improper charges, or Tenant shall promptly pay to Landlord any amounts determined to be due Landlord, as the case may be.

     Tenant acknowledges and agrees that it is a condition of Tenant's right to conduct any inspection or audit pursuant to the foregoing, that Tenant prior to commencement of such inspection or audit shall execute a confidentiality agreement whereby Tenant agrees to keep confidential and not disclose to any other party the results of any such inspection or audit or any action taken by Landlord in response thereto.

     4.      USE OF THE PREMISES.

             A. RESERVED AREAS. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells (except the internal stairway within the Premises connecting the eighteenth (18th) and nineteenth (19th) floors, and except that Tenant shall be permitted to use the Building stairwells between floors of the Premises if Tenant installs, at Tenant's expense and with Landlord's prior approval and subject to compliance with all applicable laws, a security access system to the Premises), fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling (subject, however, to Tenant's removal of ceiling tiles and exposure of the ceiling, which may be done only with Landlord's prior approval, which will not be unreasonably withheld, and otherwise in strict compliance with the applicable provisions of this Lease and the Work Letter attached hereto) and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

             B. PERMITTED USE. Tenant shall use and occupy the Premises for any general office purpose and incidental related purposes consistent with the operation of a first-class office building in Chicago, Illinois.

             C. COMPLIANCE WITH LAWS. Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the internal layout or configuration of the Premises or Tenant's particular use and occupancy of the Premises throughout the entire Term of this Lease. Landlord shall operate the Building in compliance with all applicable laws and requirements of all governmental authorities having jurisdiction over the Building.

             D. HAZARDOUS MATERIALS. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials in, on, under, around or above the Premises now or at any future time (except insubstantial amounts of Hazardous Materials customarily used in connection with

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normal office uses, provided such use and storage is in compliance with applicable laws). The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are regulated by the City of Chicago or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172.101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections 9601 et seq., or the Resource Conservation and Recovery Act, as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

     Landlord represents that to the best of its knowledge, without any independent inquiry or investigation, the Building does not contain any materials classified as Hazardous Materials, except insubstantial amounts customarily used in connection with general office building uses.

     5.      POSSESSION.

             A. Landlord shall tender possession of the Premises to Tenant upon substantial completion of Landlord's express obligations set forth in the Work Letter. It is expressly understood and agreed that the Work described in the Work Letter shall be phased such that the Work on the eighteenth (18th) floor shall be substantially completed prior to commencement of the Work on the nineteenth (19th) floor, and that Landlord shall endeavor to substantially complete the Work on the eighteenth (18th) floor by February 1, 2001 and on the nineteenth (19th) floor by April 15, 2001, subject to "Tenant Delays" as such term is defined in the Work Letter and other causes beyond Landlord's reasonable control. Landlord's obligations shall not be deemed incomplete if only insubstantial details of construction, decoration or mechanical adjustments remain to be done.

             B. The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except for the Punch List Items (as such term is defined in the Work Letter). No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

             C. Tenant is currently occupying that portion of the Premises comprising the nineteenth (19th) floor of the Building pursuant to a Temporary Space Agreement between Landlord and Tenant's predecessor-in-interest, DUNC, LLC, dated as of April 1, 2000 (the "Temporary Space Agreement"), the term of which Temporary Space Agreement expires on

January 31, 2001. Landlord and Tenant agree that in the event the Commencement Date of this Lease has not occurred by February 1, 2001, the term of the Temporary Space Agreement shall be extended until the Commencement Date of this Lease, and Tenant shall be permitted to continue to occupy the nineteenth (19th) floor of the Building under all of the terms, covenants and conditions of the Temporary Space Agreement (including, without limitation, the payment of rent) until the Commencement Date of this Lease.

     6.      SERVICES.

             A. LIST OF SERVICES. Landlord shall provide the following services:

             (i) Heating and air conditioning when necessary for normal comfort in the Premises, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m., excluding holidays. For purposes of this Lease, "holidays" shall not include Martin Luther King Day, Presidents' Day or Veterans Day, but shall include all other federal holidays. Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours and on Sundays and holidays at rates to be established from time to time by Landlord (Landlord's current rate therefor being $100.00 per hour, which rate is subject to increase from time to time based on increases in Landlord's actual costs in providing such additional service, not to exceed 5% per annum to the extent such increase is due to an expense within Landlord's control, and shall not be subject to start-up charges). Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto. As of the date of this Lease, Landlord's heating and cooling standards for the Building comply with ASHRAE Standard 62-1989 (and any changes thereto).

             (ii) City water from the regular Building outlets for drinking, lavatory and toilet purposes at all times.

             (iii) Janitorial services Monday through Friday in and about the Premises, in accordance with the cleaning specifications attached hereto as Exhibit D.

             (iv) Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises at intervals to be determined by Landlord, but not less than three (3) times per annum.

             (v)    Adequate automatic passenger elevator service at all times.

             (vi) Freight elevator services subject to scheduling by Landlord to be made available to Tenant free of charge during Tenant's initial move into each floor of the Premises and at Landlord's standard building charge thereafter.

             (vii) Access to the Premises, twenty-four (24) hours per day, seven (7) days per week, except in the event of an emergency and subject to Tenant's compliance at all times with Building rules and regulations applicable thereto (as described in Section 21 hereof) and in effect from time to time including, but not limited to, security measures for access after normal business hours.

             (viii) Manned security desk on the ground floor lobby of the Building, twenty-four (24) hours a day, seven (7) days a week, subject to change in conformance with security measures as are, adopted from time to time in comparable first-class office buildings in the Chicago metropolitan area.

             Landlord also shall provide adequate electrical service to the electrical closet for standard building lighting fixtures and for Tenant's incidental uses. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures. With respect to such standard building lighting fixtures and incidental uses, adequate electrical service will be furnished in the Premises by Landlord, provided that (a) the connected electrical load does not exceed an average of five (5) watts per square foot of the Premises; (b) the electricity so furnished will be at a nominal 120 volts and no electrical circuit for the supply of such lighting and incidental use will have a current capacity exceeding 15 amperes; and (c) such electricity will be used only for standard building lighting fixtures and equipment and accessories normal to office usage. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess lighting and incidental use requirements at the Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility.

             B. BILLING FOR ELECTRICITY. The Premises shall be separately metered, and Tenant shall pay for the use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Subparagraph 6A(i) hereof). Tenant shall make satisfactory arrangements with the utility company supplying electricity to the Premises for separate billing. Tenant shall be billed directly by such utility company and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill received by it with respect to the Premises to Tenant and Tenant shall pay it promptly in accordance with its terms.

             C. INTERRUPTION OF SERVICES. Except for the limited abatement of Rent upon a fire or casualty described in Section 11, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Landlord shall be diligent in its efforts to cure any such interruption of service. Notwithstanding the foregoing, in the event that any such interruption in the furnishing of any of the foregoing services in accordance with the standards and otherwise pursuant to this Section 6C which was within the reasonable control of Landlord to prevent continues beyond twenty-four (24) hours after written notice to Landlord and materially and adversely affects Tenant's ability to conduct its business in the Premises, or any portion thereof, and on account thereof Tenant ceases doing business in the Premises, or such portion thereof, Base Rent and Additional Rent pursuant to Section 3 shall equitably abate from and after the date of such interference for so long as and to the extent Tenant's ability to conduct its business in the Premises or such portion thereof is so affected.

             D. CHARGES FOR SERVICES. Charges for any additional service for which Tenant is required to pay, from time to time hereunder, including but not limited to after hours hoisting services (but excluding any hoisting during Tenant's initial move-in, as set forth in Paragraph 6.A.(vi) above) or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. If Tenant shall fail to make payment for any such additional services, Landlord may, with twenty-four (24) hours' prior notice to Tenant, discontinue any or all of such additional services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

             E.     ENERGY CONSERVATION.   Notwithstanding anything to the
contrary in this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord's reasonable discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary, so long as such policies and programs do not materially and adversely impact Tenant's normal business operations and are enforced in the Building in a non-discriminatory manner.

     7.      REPAIRS.

             Subject to the terms of Section 11 hereof, Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, under the supervision and subject to the approval of the Landlord (which approval shall not unreasonably be withheld, conditioned or delayed), and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, upon prior reasonable notice (except no notice shall be necessary in an emergency) but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage (not to exceed 10%) of the costs thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements, within ten (10) days of being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times and with prior reasonable notice (which notice may be verbal, and except that no notice shall be required in the event of an emergency) to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree. Landlord agrees to use reasonable efforts not to interfere with the conduct by Tenant of its business in the Premises during ordinary business hours in connection with any such work performed by Landlord.

             Landlord shall, at Landlord's expense (subject to inclusion of such expenses in Operating Expenses to the extent permitted by Section 3 hereof), keep in good order, repair and condition (including the replacement) consistent with a Class "A" office building in downtown Chicago and maintain in compliance with all applicable laws at all times during the Term, all structural elements of the Building, including floor and ceiling slabs, the exterior walls and windows, the roof, common Building mechanical, plumbing, electrical and HVAC systems, the elevators, the washrooms, the lobby of the Building and all other common areas of the Building to the extent such systems or common areas service or are of benefit to the Premises. Landlord represents that, to the best of its knowledge, without any independent inquiry or investigation, all common Building mechanical, plumbing, electrical and HVAC systems serving the Premises are in good working order and repair as of the date of this Lease.

     8.      ADDITIONS AND ALTERATIONS.

             Tenant shall not, without the prior written consent of Landlord (which consent shall not unreasonably be withheld, delayed or conditioned, so long as the structural parts of the Building or Building systems are not involved), make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive. If Landlord consents to said alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and "as-built" drawings or an accurately marked record set of drawings showing the actual location of said alterations, improvements and additions. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense by employees of, or contractors hired by, Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors (which consent shall not be unreasonably withheld, delayed or conditioned, except that Landlord may arbitrarily withhold consent in cases involving Building systems such as plumbing, HVAC and electrical), and except that Tenant shall have the right to hire its own contractors in connection with the Tenant Improvement Work described in Section 30 hereof, subject to Landlord's approval of said contractors. Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord a percentage of the so-called "hard" costs of such work (such percentage to be established on a uniform basis for the Building and shall not exceed 5%) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work forthwith upon being billed for the same; provided, however, that Landlord shall not charge such a percentage in connection with the Tenant Improvement Work described in Section 30 hereof. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials all in form reasonably satisfactory to Landlord. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Section 7 or 8 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. Notwithstanding anything herein to the contrary, Landlord's consent shall not be required for work which (i) does not affect the structural parts of the Building or the Building systems, (ii) does not involve installation of any conduit or cabling in the Building, and (iii) does not (on a "per project" basis) exceed $20,000.00 in any twelve (12) month period, so long as Tenant employs union contractors to perform such work and provided such work is scheduled in advance with Landlord.

     Subject to the terms and conditions hereinafter set forth, Tenant shall be permitted to install computer connections and information pathways ("Network Connections") in the Premises. The initial cabling, recabling, installation, removal, connection, reconnection or disconnection of any such Network Connections shall be performed as part of the Work described in the Work Letter, and shall be subject to Landlord's approval as more particularly set forth therein. Any cabling, recabling, installation, removal, repair, expansion, connection, reconnection or disconnection of any such Network Connections after such initial installation shall be performed strictly in accordance with this
Section 8, except that Landlord's prior consent shall not be required in connection therewith provided: (i) Tenant shall notify Landlord in writing within twenty-four (24) hours following completion (or as soon thereafter as practicable) of any such cabling, recabling, installation, removal, repair, expansion, connection, reconnection or disconnection of any such Network Connections; (ii) Landlord shall thereafter have the right to enter the Premises to inspect such cabling, recabling, installation, removal, connection, repair, expansion, reconnection or disconnection of any such Network Connections at any time within forty-eight (48) hours following such notice, subject to extensions for any delay on the part of Tenant, to determine if any Building systems have been altered, disturbed or otherwise negatively affected; (iii) all piping and telephone riser work in connection with any such Network Connections shall be performed by union certified personnel; and (iv) all such Network Connections shall be installed and maintained so as to not interfere with other systems or services located in the Building or used or maintained by Landlord or any other tenant.

     9.      COVENANT AGAINST LIENS.

             Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching, or claim thereof being asserted, Tenant covenants and agrees to cause it to be immediately released and removed of record or, if Tenant desires to contest such lien, Tenant shall provide Landlord with a title insurance indemnity or bond. In the event that such lien is not released and removed or insured or bonded over within ten (10) days following notice thereof from Landlord, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all actual, out-of-pocket sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

     10.     INSURANCE.

             A. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, or which would be covered if insurance required hereunder were in effect. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

             B. COVERAGE. Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

             (i) Commercial General Liability Insurance naming Tenant, Landlord, Landlord's mortgagee and Landlord's management agent covering any liability for bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, for limits of liability not less than:

                    Bodily Injury Liability        $3,000,000 each occurrence
                                                   $3,000,000 annual aggregate

                    Personal Injury Liability      $3,000,000 annual aggregate

                    Property Damage Liability      $1,000,000 each occurrence
                                                   $1,000,000 annual aggregate

             (ii) Physical Damage Insurance covering all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clause of the policies of insurance.

             (iii) "Dram-Shop" Insurance or Host Liquor Liability Insurance or Innkeepers Liability Insurance naming Tenant, Landlord and Landlord's management agent covering any liability that might arise from the sale, provision or use of alcoholic beverages by Tenant on the Premises in an amount reasonably satisfactory to Landlord from time to time in light of statutory limits.

Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten days prior written notice to Landlord and Tenant.

             C. AVOID ACTION INCREASING RATES. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this
Section 10C, any insurance premium is increased, Tenant shall make immediate payment of the increased insurance premium upon demand by Landlord or if insurance coverage is jeopardized, Landlord shall have the option to terminate this Lease by written notice to Tenant.

             D. LANDLORD'S INSURANCE. Landlord shall insure the Building on an "all risks" of physical loss or damage basis, in an amount equivalent to the full replacement cost of the Building, and shall maintain commercial general liability insurance as is customarily maintained by landlords of first class office buildings in downtown Chicago, Illinois. These insurance provisions shall in no way limit or modify Tenant's obligations under the provisions of this Lease. All insurance premiums on such policies and the deductible portion of any claims thereunder shall be included in Operating Expenses.

     11.     FIRE OR CASUALTY.

             A. Section 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage is uninsured and not covered by customary fire and extended coverage insurance, Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within ninety (90) days after the date of such damage. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within forty-five
(45) days after the occurrence of such damage and in good faith, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days with respect to damage to the Building (or one hundred eighty (180) days with respect to damage to the Premises) from the date such damage occurred, then either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration; provided, however, that Rent shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage. Notwithstanding the foregoing, in the event Landlord has promptly commenced and is diligently proceeding in good faith to complete the work required of it hereunder but is unable to substantially complete such work within the time period estimated by Landlord, and if Landlord shall not have substantially completed such work within an additional sixty (60) day period (plus such additional time as may be required due to strikes, acts of God, shortages of labor or materials or other reasons beyond Landlord's reasonable control), Tenant shall upon expiration of such additional sixty (60) day period (as it may be extended, as aforesaid) have the right to terminate this Lease upon delivery of written notice to Landlord of such termination on or before the earlier of (a) the date of substantial completion of such work or (b) fifteen (15) days following expiration of such sixty-day period (as it may be extended, as aforesaid). If any damage by fire or other casualty occurs within one (1) year of the Termination Date of this Lease and renders the Premises unusable for Tenant's particular business use, and as a result thereof Tenant ceases to conduct business in the Premises, Tenant shall also have the right to terminate this Lease as of the date of such damage upon giving written notice to Landlord at any time within forty-five (45) days after the date of such damage.

             B. Landlord shall repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term or specifically approved of by Landlord during the Term as provided in Sections 5 and 8. Landlord shall have no further obligation pursuant to this Lease to repair or restore any alterations, additions or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Sections 7 and 8 hereof (including, but not limited to, the requirements for Landlord's consent thereto). Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations which would become Landlord's property upon the termination of this Lease.

     12.     WAIVER OF CLAIMS - INDEMNIFICATION.

             To the extent not prohibited by law and except for the negligence or willful misconduct of Landlord, its agents or employees (but subject in all events to the provisions of Section 10 hereof), Landlord and Landlord's members, managers, partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening or any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as otherwise expressly provided herein or prohibited by law (but subject in all events to the provisions of Section 10 hereof), shall apply without distinction as the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Landlord's members, managers, partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or acts of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees, but only to the extent that such liability is not covered by the proceeds of insurance required to be maintained by Landlord pursuant to Section 10 hereof. Except to the extent caused by the negligence or willful misconduct of Tenant, its officers, agents, servants and employees, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of or in connection with Landlord's ownership and operation of the Building or Landlord's activities in the Building or arising from any act of Landlord or its servants, agents, employees, contractors, suppliers, workers or invitees, but only to the extent that such liability is not covered by the proceeds of insurance required to be maintained by Tenant pursuant to Section 10 hereof (whether or not such insurance is in fact so maintained by Tenant).

     13.     NONWAIVER.

             No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provisions, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

     14.     CONDEMNATION.

             A. In the event all or substantially all of the Building or the Premises is taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's reasonable judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant, which date shall be no earlier than one hundred twenty (120) days following the date of Landlord's notice, unless the condemning authority shall take possession on an earlier date, in which event the date of possession shall be the date of termination. In the event that a portion, but less than substantially all, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and, unless Landlord exercises its option to terminate this Lease set forth in this Section 14, this Lease shall remain in full force and effect as to the remainder of the Premises. Notwithstanding the foregoing, in the event any such taking includes a portion of the Premises which, in Tenant's reasonable judgment, is material to Tenant's use and enjoyment of the Premises, Tenant shall have the right, at Tenant's option, to terminate this Lease, effective as of the date specified by Tenant in a written notice of termination from Tenant to Landlord (which specified date shall be no earlier than the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority). In the event of termination of this Lease pursuant to the provisions of this Section 14, the Rent shall be apportioned as of such date of termination (based on the remaining square footage of the Premises) provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

             B. All compensation awarded or paid upon a condemnation of any portion of the Building shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

             C. If any portion of the Land other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In any event of any such condemnation of any portion of the Land other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

     15.     ASSIGNMENT AND SUBLETTING.

             A. Subject to any provisions of this Section 15 to the contrary, Tenant shall not, without the prior written consent of Landlord (which consent shall not unreasonably be withheld, delayed or conditioned as set forth in Section 15C below) (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees and its contractors who are providing services to Tenant (and not to other parties) in the Premises. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this Section 15, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder.

             B. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease a written notice which includes:

             1. all documentation then available related to the proposed sublease or assignment (copies of final executed documentation to be supplied on or before the effective date); and

             2. sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

             C. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 15D, Landlord shall not unreasonably withhold, delay or condition its consent to such assignment or subletting; provided, however, it shall be reasonable for Landlord to withhold its consent if:

             1. in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business or attracts a volume, frequency or type of employee or visitor which is not in keeping with the standards maintained by Landlord in the Building or that will impose an excessive demand on or use of the facilities or services of the Building;

             2. in the reasonable judgment of Landlord the purpose for which the subtenant or assignee intends to use the subleased space is in violation of the terms of this Lease or the lease of any other tenant in the Building which prohibits such use;

             3. the subtenant or assignee is a governmental authority or agency or an organization or persons enjoying sovereign or diplomatic immunity; or

             4. such assignment or subletting would cause a default under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Land.

             D. In addition to withholding its consent (in those cases in which Landlord's consent is required), Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord's consent thereto or otherwise. Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event Landlord shall exercise its termination right, Tenant shall have the right to withdraw its notice of intent to assign or sublease, and thus nullify Landlord's termination exercise, by providing notice to Landlord within ten (10) days of Landlord's exercise of its termination right. In the event that Landlord exercises such right to terminate (which right is not nullified as set forth in the preceding sentence), Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or
(ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

             E. In the event that Landlord consents to any assignment or sublease of any portion of the Premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord the amounts described in Paragraph G below plus fifty percent

(50%) of all profit (after deducting therefrom any broker commissions, legal fees, tenant improvement costs and all other direct and reasonable costs incurred by Tenant in connection with such assignment or subletting) derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon an appropriate system of accounts and accounting practices consistently applied), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and may make copies thereof. Any rent in excess of that paid by Tenant hereunder for the Premises so assigned or sublet realized by reason of such assignment or sublease shall be deemed an item of such profit. If a part of the consideration for such assignment or sublease shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be the fair market value of such assignment or the fair market rental for such sublease, as reasonably determined by Landlord.

             F.     [Intentionally Omitted.]

             G. Tenant shall pay to Landlord all reasonable attorney's fees and other reasonable costs and expenses incurred by Landlord in reviewing the documentation and determining whether to consent to any proposed sublease or assignment, regardless of whether Landlord consents or does not consent; provided, however, that the foregoing amounts shall not exceed $2,500.00 in the case of any routine sublease or assignment not requiring extended attorney review.

             H. Notwithstanding anything in this Section 15 to the contrary, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord but without obtaining Landlord's prior consent and without payment to Landlord of any profit, (a) to sublet all or part of the Premises to any subsidiary, parent or affiliate of Tenant or any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) to assign this Lease to a successor corporation or other entity into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation or entity assumes all of the obligations and liabilities of Tenant and shall have net worth at least equal to the net worth of Tenant immediately prior to such assignment or sublease, as determined by an appropriate system of accounts and accounting practices consistently applied, and (ii) Tenant provides in its notice to Landlord the information required in this Section 15. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

     16.     SURRENDER OF POSSESSION.

             All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal as hereinafter set forth, be relinquished to Landlord in good condition, ordinary wear and tear excepted.

             Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall, if Landlord so requires, remove those alterations, improvements and additions to the Premises including built-in furniture or shelves and all other attached items which Landlord shall request Tenant remove and restore the Premises to the condition existing at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted; provided, however, that Tenant shall not be obligated to remove building standard items or items, or alterations, improvements or additions as to which Landlord has waived in writing upon the written request of Tenant for such waiver, at the time of approval of the plans therefor pursuant to Section 8 hereof, its right to require their removal. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal. If Tenant shall fail or refuse to remove any property which it is required to remove from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord may at its option accept the title to such property or at Tenant's expense may (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

     17.     HOLDING OVER.

             Tenant shall pay to Landlord an amount as Rent equal to 200% of one-twelfth of the Base Rent and 200% of one-twelfth of the Additional Rent payable by Tenant during the previous Calendar Year herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise (except the first sixty (60) days of any such holding over shall be at 150% of the Base Rent and 150% of the Additional Rent), and also shall pay all direct damages sustained by Landlord on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, any such holding over for a period of more than sixty (60) days shall constitute a renewal of this Lease for a period of one year at the greater of the fair market rental for the Premises, as reasonably determined by Landlord, or the Base Rent during the preceding year and the Additional Rent that would be applicable for such year if the Term were one year longer. It is specifically agreed that Tenant shall have no liability for consequential damages resulting from a retention of possession beyond the expiration of the Term; provided, however, that if Landlord shall have given to Tenant at least sixty (60) days advance notice that Landlord has relet the Premises, or portions thereof, then if Tenant's holdover continues more than sixty (60) days in duration at any time after delivery of such notice, Landlord's direct damages shall include, without limitation, compensation for the loss of income on account of such reletting, together with any damages for which Landlord shall be liable to third parties (including the party releasing the Premises, or portion thereof), and reasonable legal fees and litigation costs paid by Landlord, as a result of Tenant's failure to surrender possession of the Premises. The provisions of this Section 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity.

     18.     ESTOPPEL CERTIFICATE.

             Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that, to the best of Tenant's knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit F and made a part hereof, or as may be requested by Landlord, it being intended that any such statement may be relied upon by any prospective assignee of any tenant of the Building, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgagee thereof, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building. Tenant shall execute and deliver whatever instruments may be required for such purposes, and in the event Tenant continues to fail so to do within five (5) days after a second demand in writing, then Landlord shall be authorized as Tenant's agent and attorney-in-fact to execute such statement on behalf of Tenant.

             Landlord agrees that, from time to time upon not less than fifteen
(15) days' prior request by Tenant (but not more frequently than one time during the Term, as it may be extended pursuant to Section 32 hereof), Landlord, or Landlord's duly authorized representative having knowledge of the following facts, will deliver to Tenant a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that, to the best of Landlord's knowledge, the Tenant is not in default under any provision of this Lease, or, if in default, the nature of thereof in detail; and (iv) such further matters as may reasonably be requested by Tenant.

     19.     OBLIGATIONS TO MORTGAGEES.

             A. SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidation and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant shall at Landlord's request execute such further instruments or assurances as Landlord may deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any ground or underlying lease be terminated, (i) the liability of the mortgagee or trustee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the Land or Building and such liability shall not continue or survive after further transfer of ownership; and (ii) upon the request of the mortgagee, trustee or ground lessor, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any mortgage or the ground lessor, by executing such instruments as may reasonably be required by the mortgagee, trustee or ground lessor.

             B. NOTICE TO LANDLORD AND MORTGAGEE. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by a mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant, and (ii) a reasonable period of time, in light of the time required to effect a remedy and of the impact of the act or omission on Tenant's business operations on the Premises, for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to remedy the act or omission.

             C. NON-DISTURBANCE AGREEMENT. Promptly after substantial completion by Landlord of the Work in the Premises, Landlord shall provide Tenant with a Non-Disturbance Agreement from Landlord's current mortgage lender substantially in the form attached hereto as Exhibit I, and the obligations of Tenant under this Paragraph 19 are contingent upon Tenant's receipt of such Non-Disturbance Agreement. Landlord further agrees that, to the extent any future mortgagee or holder(s) of the indebtedness or other obligations secured by a mortgage or deed of trust affecting the Premises or of any ground or underlying lease, obtains an interest in the Land or Building and this Lease is required to become subordinate thereto, as a condition to the effectiveness of any subordination of this Lease pursuant to Section 19. A above to any future mortgage, Tenant shall receive a non-disturbance agreement from any such mortgagee on such mortgagee's then-standard form therefor (and, in the event such non-disturbance agreement is not made available to Tenant, Tenant's rights under this Lease in such instance shall not be subordinated to such mortgage).

     20.     CERTAIN RIGHTS RESERVED BY LANDLORD.

     Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise expressly provided) and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim (and Landlord agrees to use reasonable efforts to minimize any interference with the conduct by Tenant of its business in the Premises in connection with Landlord's exercise of such rights):

             (i) Upon prior reasonable notice, to change the name or street address of the Building, and if such change is voluntary, Landlord agrees to replace reasonable quantities of Tenant's stationery, business cards and other similar printed material.

             (ii) To install, affix and maintain any and all signs on the exterior or interior of the Building.

             (iii) To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable (so long as such entry and work is made and performed in accordance with the provisions of Paragraph 7 hereof). Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage or entry upon the Premises and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

             (iv) To furnish door keys or magnetic cards for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of the Landlord (which consent shall not unreasonably be withheld, conditioned or delayed). Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees (but subject in all events to the provisions of Section 10 hereof). Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

             (v) To designate and approve all window coverings used in the Building.

             (vi) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord (which consent shall not unreasonably be withheld, conditioned or delayed). Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

             (vii) To establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

             (viii) To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

             (ix) To show the Premises to prospective tenants at reasonable times and upon prior reasonable notice (which notice may be verbal) during the last twelve (12) months of the Term and, if vacated or abandoned for a period of thirty (30) or more consecutive days, to show the Premises at any time and, if this Lease or Tenant's right to possession is terminated pursuant to Section 11 hereof, to prepare the Premises for re-occupancy.

             (x) Upon prior reasonable notice (which notice may be verbal, and except that no notice shall be required in the event of an emergency) to enter the Premises at any reasonable time to inspect the Premises.

             (xi) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable.

             (xii) To close the Building after regular working hours and on Saturdays, Sundays and legal holidays subject, however, to Tenant's right to admittance at all times to the Premises under such reasonable regulations as Landlord may prescribe from time to time, which may include, but shall not be limited to, a requirement that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and establish their right to enter or leave the Building. Such regulations may include, but shall not be limited to, the requiring of identification from Tenant's employees, agents, clients, customers, invitees, visitors and guests.

     21.     RULES AND REGULATIONS.

             Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit E and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant. Landlord agrees not to selectively enforce in a discriminatory manner against Tenant but not other tenants in the Building any of the rules and regulations described in this Section 21.

     22.     LANDLORD'S REMEDIES.

             If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten (10) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or, in the event such default cannot reasonably be cured within such thirty (30) day period, within such additional time -- not to exceed a total period of ninety (90) days from the date of Landlord's notice -- as may be required for Tenant to effect such cure, so long as Tenant promptly commences to cure such default within such initial thirty (30) day period and thereafter diligently pursues such cure to completion), or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of its appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon the Premises during the Term (together with the failure to pay
Rent), then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

             (i) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, in addition to any other sums or damages, for which Tenant may be liable to Landlord, as damages a sum of money equal to the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the fair market rent for the Premises, after deduction of all reasonably anticipated expenses of reletting, for said period. For the purpose of determining present value, Landlord and Tenant agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Termination Date. Should the present value of the fair market rent for the Premises, after deduction of all reasonably anticipated expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

             (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same (except to the extent required by applicable law) for the account of Tenant, for such rent and upon such terms as shall be commercially reasonable. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term as such Rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     23.     EXPENSES OF ENFORCEMENT.

             Either party hereto shall pay to the other (the "Prevailing Party"), upon demand, all reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by the Prevailing Party, incurred in successfully enforcing the other party's obligations hereunder. In the event either party shall be made a party to any litigation, negotiation or transaction commenced by or against the other party, and is not at fault, the other party shall pay all costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by such party in connection with such matter.

     24.     COVENANT OF QUIET ENJOYMENT.

             Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

     25.     LETTER OF CREDIT.

             A. As security for the full and prompt performance by Tenant of all Tenant's obligations hereunder, Tenant has upon execution of this Lease provided to Landlord an unconditional irrevocable letter of credit in favor of Landlord from a bank approved by Landlord, in substantially the form attached hereto as Exhibit G (the "Letter of Credit"), which shall provide for security in the amount of $1,800,000.00. Provided Landlord has not theretofore drawn on the Letter of Credit and provided Tenant is not then in default in the payment of Rent (beyond the expiration of any applicable cure period) or other sums due and owing to Landlord under this Lease or then in default under any other material term, covenant or condition of this Lease, the Letter of Credit shall be reduced as follows: to sum of $1,542,857.00 at the end of the First (1st) Lease Year; to the sum of $1,285,714.00 at the end of the Second (2nd) Lease Year; to the sum of $1,028,571.00 at the end of the Third (3rd) Lease Year; to the sum of $771,428.00 at the end of the Fourth (4th) Lease Year; to the sum of $514,285.00 at the end of the Fifth (5th) Lease Year; to the sum of $257,142.00 at the end of the Sixth (6th) Lease Year; and to zero ($-0-) at the end of the Seventh (7th) Lease Year. Tenant agrees that, in the event of any default by Tenant under this Lease (after expiration of all applicable notice and cure periods), Landlord shall have the right to draw down on the Letter of Credit in an amount necessary to cure such default ("the Cure Amount") and Tenant agrees that within ten (10) business days after such initial draw of the Cure Amount, Tenant shall replenish the Cure Amount and shall cause the Letter of Credit to be amended in a manner that it is restored to the full amount available thereunder prior to such draw by Landlord. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to
Section 22 hereof, whether or not this Lease or Tenant's right to possession hereunder has been terminated, (a) in the event Tenant is in default (beyond the expiration of any applicable cure period) under any of the terms, covenants and conditions of this Lease and Tenant has so failed to replenish the Letter of Credit as aforesaid, or (b) in the event Tenant has filed (or there has been filed against Tenant, which petition has not been dismissed within the time period set forth in Section 22 hereof) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law, then Landlord may at once and without notice to Tenant to entitled to draw down on the entire amount of the Letter of Credit then available to Landlord and apply such resulting sums toward (i) reimbursement to Landlord for all Landlord's then unamortized costs incurred in leasing to Tenant the Premises demised by this Lease, and (ii) reimbursement to Landlord for any other damages suffered by Landlord as a result of such default.

             B. Subject to the terms and conditions set forth above, the foregoing Letter of Credit shall provide for an original expiration date of at least twelve (12) months following the date of original issuance thereof, and shall be automatically extended without amendment (subject to the reductions described in Paragraph A. above) for an additional one-year period from the original expiration date or any future expiration date thereof, unless sixty
(60) days prior to any such expiration date the bank sends to Landlord by certified/registered mail, return receipt requested or overnight courier written advice that the bank has elected not to consider the Letter of Credit renewed for any such additional one-year period. In the event the bank so advises Landlord that such Letter of Credit will not be so renewed, Landlord shall promptly thereafter notify Tenant thereof in writing, and Tenant shall have the right to obtain a substitute Letter of Credit from a bank reasonably approved by Landlord meeting all of the terms and conditions described in Paragraph A. above, which substitute Letter of Credit ("Substitute Letter of Credit") shall be reasonably satisfactory to Landlord and delivered to Landlord no later than thirty (30) days prior to the Expiration Date of such Letter of Credit then in effect. In the event Tenant fails to deliver such Substitute Letter of Credit to Landlord at least thirty (30) days prior to the Expiration Date of such Letter of Credit then in effect, Landlord shall in such instance have the right without further notice to Tenant to immediately draw down on the entire amount of the Letter of Credit then available to Landlord; in such instance Landlord shall retain such resulting sum as a Cash Security Deposit, and Landlord shall have the right to use such Cash Security Deposit to the same extent that Landlord would be entitled to draw down on the Letter of Credit pursuant to the terms of Paragraph A. above. At no time shall Landlord draw against the Letter of Credit (or Cash Security Deposit, as the case may be) in an amount greater than the amount provided in Paragraph A. above.

             C. As between Landlord and Tenant only, all draws under the Letter of Credit and rights of Landlord to apply the proceeds of any such draw or draft shall be subject to the provisions of this Lease, including all applicable notice and cure periods provided Section 22 hereof, if any.

             D. Notwithstanding anything herein to the contrary, in lieu of the Original Letter of Credit or the Replacement Letter of Credit, Tenant may deposit with Landlord the equivalent amount(s) of cash, to be held by Landlord as a Cash Security Deposit (subject to the same reductions as the Letter of Credit) and applied in the same manner as a draw under the

Letter of Credit in the event of a default by Tenant (after expiration of any applicable cure period) under this Lease.

             E. The Letter of Credit, Cash Security Deposit or any combination thereof held by Landlord pursuant to this Section 25 are hereinafter referred to as "the Collateral". Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon such transfer or assignment and the assumption thereof by such transferee or assignee, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

     26.     REAL ESTATE BROKER.

             Landlord and Tenant each represents that it has dealt with (and only with) The John Buck Company and Insignia/ESG, Inc. as brokers in connection with this Lease, and that insofar as each party knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord and Tenant each agrees to indemnify, defend and hold the other, its members and its managers, and any of its or their employees, agents, legal representatives, officers, partners, successors or assigns harmless from and against any claims made by any broker or finder other than the brokers named above for a commission or fee in connection with this Lease, provided that the party seeking to be indemnified has not in fact retained such broker or finder.

     27.     MISCELLANEOUS.

             A. RIGHTS CUMULATIVE. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

             B. INTEREST. All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the greater of (i) twelve percent (12%) per annum or (ii) two percent (2%) per annum above the prime rate or base rate or other comparable reference rate of interest charged from time to time by Bank One, N.A. (but in no event at a rate which is more than the highest rate which is at the time lawful in the State of Illinois).

             C. TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

             D. BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 15 hereof.

             E. LEASE CONTAINS ALL TERMS. All of the representations and obligations of Landlord are contained herein and in the Work Letter and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

             F. DELIVERY FOR EXAMINATION. Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

             G. NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

             H. MODIFICATION OF LEASE. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not (i) require Tenant to pay any additional amounts, or (ii) otherwise change materially or adversely the rights or obligations of Tenant hereunder, or (iii) reduce the size of the Premises or change its character or condition, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications (so long as Landlord reimburses Tenant for reasonable attorneys' fees incurred by Tenant in connection with the review of such modifications).

             I.     [Intentionally Omitted.]

             J. TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer and the assumption of Landlord's obligations hereunder by such transferee, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of such transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

             K. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

             L. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

             M. CAPTIONS. The captions of Paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

             N.     [Intentionally Omitted.]

             O. ONLY LANDLORD/TENANT RELATIONSHIP. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

             P. APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

             Q. DEFINITION OF LANDLORD AND TENANT. All indemnities, covenants and agreements of each of Landlord and Tenant contained herein which inure to the benefit of the other party shall be construed to also inure to the benefit of such other party's members and managers and their respective partners, agents and employees.

             R. TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

             S. TIME FOR PERFORMANCE. Whenever under the terms of this Lease the time for performance falls on a Saturday, Sunday or holiday, such time for performance shall be on the next day that is not a Saturday, Sunday or holiday.

             T. GOVERNING LAW. Interpretation of this Lease shall be governed by the laws of the State of Illinois.

             U. PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     28.     NOTICES.

             Unless otherwise expressly authorized pursuant to the terms of this Lease, all notices to be given under this Lease shall be in writing and (i) delivered personally (effective the day delivered), (ii) deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid (effective upon the earlier of actual receipt or three (3) business days after the date upon which such notice is deposited in the United States mail) or (iii) sent by reputable overnight courier (effective the business day following delivery to such courier), addressed as follows:

             A.     If to Landlord:

                    Office of the Building
                    200 South Wacker Drive
                    Chicago, Illinois 60606
                    Attention: Building Manager

or to such other person or such other address designated by notice sent by Landlord to Tenant.

             B.     If to Tenant:

                    ORBITZ, LLC
                    200 South Wacker Drive
                    18th Floor
                    Chicago, Illinois 60606
                    Attention: General Counsel

or if no address is inserted above, addressed to Tenant at Tenant's present address, and, after occupancy of the Premises by Tenant, to Tenant at 200 South Wacker Drive, Chicago, Illinois 60606, or to such other address as is designated by Tenant in a notice to Landlord.

     29.     LIMITATION ON LANDLORD'S LIABILITY.

             It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, its members or its managers, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, nor at any time may be asserted against, Landlord, its members or its managers or any of its or their officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

     30.     TENANT ALLOWANCES.

             A. Tenant shall be entitled to an allowance in an amount not to exceed $1,342,980.00 (calculated at the rate of $30.00 per rentable square foot of the Premises) to be applied toward payment or reimbursement of costs incurred by Tenant in connection with alterations, additions and improvements made to the Premises pursuant to the Work Letter attached hereto as Exhibit C, including costs incurred by Tenant in connection with the preparation of architectural, mechanical, electrical and plumbing drawings for such work (but excluding furnishings, equipment and personal property purchased by Tenant), and such other costs incurred by Tenant in connection with improvements for the Premises for initial occupancy as are approved by and satisfactory to Landlord. Notwithstanding the foregoing, Tenant may apply a portion of the Tenant Improvement Allowance, in an amount not to exceed $335,745.00 (calculated at the rate of $7.50 per rentable square foot of the Premises), toward the cost of telephone and computer cabling and consulting costs related thereto. In addition to payment to Tenant of the foregoing Tenant Improvement Allowance, Landlord further agrees at Landlord's sole cost and expense to demolish all improvements currently located on the eighteenth (18th) floor of the Building (except as provided in the Workletter attached hereto as Exhibit C), and to convert the 18th and 19th floors of the Building to the Minimum quality Standards set forth on Exhibit J attached hereto.

             B. The foregoing Tenant Improvement Allowance is for Tenant personally and may not be applied or used for the benefit of any subtenant approved by Landlord nor will such allowance inure to the benefit of any permitted assignee of Tenant. It shall be a condition to the application of any such Tenant Improvement Allowance that Tenant not be in default under any terms, covenants or conditions of this Lease at any time such any of allowance is requested. The Tenant Improvement Allowance is applicable only in connection with the initial preparation of the Premises for occupancy, it being understood that the Premises consist of two (2) floors and that the Work therein will be done in phases, with the Work on the eighteenth (18th) floor completed first, followed by the Work on the nineteenth (19th) floor. In the event Tenant requests application of the Tenant Improvement Allowance to any work performed by contractors hired by Tenant (rather than by Landlord), Tenant shall first provide to Landlord contractor's affidavits and waivers of lien covering all labor and materials expended and used, and invoices reasonably acceptable to Landlord establishing the actual cost of and full payment for all items purchased with such allowance.

             C. So long as Tenant has expended at least $895,320.00 of the Tenant Improvement Allowance (calculated at the rate of $20.00 per rentable square feet of the Premises) toward the Work described in the Work Letter (exclusive of design, architectural and engineering fees), Landlord agrees, upon written request of Tenant, and provided Tenant is not in default under any of the terms, covenants or conditions of this Lease, to credit any unused portion of the Tenant Improvement Allowance, up to $223,830.00 (calculated at the rate of $5.00 per rentable square foot of the Premises), to the Base Rent payable hereunder by evenly amortizing such unused portion over the remainder of the initial Term hereof and reducing the monthly installments of Base Rent set forth in Exhibit B hereof by such amortized amount.

     31.     OPTION TO EXTEND.

             The Term of this Lease may be extended, at the option of Tenant, for one (1) period of five (5) years, such period being herein sometimes referred to as the "Extended Term", as follows:

             A. Such option to extend shall be exercised by Tenant by giving written notice to Landlord on or before but not later than the last day of the seventy-fifth (75th) full calendar month of the Term.

             B. The Extended Term shall be on the same terms, covenants and conditions of this Lease, excluding the provisions of Sections 30, 31 and 32 hereof, and except for the payment of rent during the Extended Term. Any termination of this Lease during the original Term of this Lease or the Extended Term shall terminate all rights hereunder. The option to extend the Term of this Lease is personal to ORBITZ, LLC and may not be exercised by or for the benefit of any other party.

             C. The Base Rent during the Extended Term shall be the Market Rental Rate as hereafter defined. For purposes of this Lease, "Market Rental Rate" shall mean the net rental, as of the date for which such Market Rental Rate is being calculated, per annum per rentable square foot for comparable space of comparable size, quality and location for a similar term for fully credit-worthy tenants by reference to first-class space primarily in the Building, and secondarily in other buildings comparable to the Building in age and quality in the downtown Chicago area, but excluding those leases where the tenant has an equity interest in the property. Upon written request of Tenant, Landlord shall advise Tenant one (1) month prior to the date by which Tenant must exercise the option granted hereby, of the Market Rental Rate at which it is prepared to offer the Premises to Tenant for the Extended Term. In addition to the Base Rent above provided, Tenant shall and hereby agrees to continue to pay to Landlord Additional Charges in accordance with the provisions of Section 3 of this Lease.

             D. It shall be a condition of Tenant's right to exercise Tenant's option to extend the Term of this Lease that Tenant is not in default under any of the terms, covenants or conditions of this Lease at the time that Tenant notifies Landlord of the exercise of such option to extend the Term of this Lease or upon the effective date of such option.

             E.     In the event Tenant exercises Tenant's option under this
Section 31, Tenant agrees to execute and deliver to Landlord a Lease amendment setting forth the terms of such option within thirty (30) days of exercise of such option by Tenant.

     32.     TENANT'S OPTION TO TERMINATE.

             Tenant shall have and is hereby granted the option to terminate this Lease effective on the last day of the thirty-sixth (36th) full calendar month of the Term (the "Early Termination Date") by:

     (i) Delivering written notice to Landlord of its exercise of such termination option on or before the last day of the twenty-eighth (28th) full calendar month of the Term; and

     (ii) Paying to Landlord a termination fee in the amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00). The termination fee shall be paid to Landlord as follows: One half (1/2) concurrently with delivery of the notice described in clause (i), and the remainder no later than the date which is thirty (30) days prior to the Early Termination Date.

     Tenant's exercise of the foregoing option to terminate this Lease is further subject to the condition that Tenant is not in monetary default or in default under any other material term, covenant or condition of this Lease (in any event beyond the expiration of any applicable cure period) at the time that Tenant notifies Landlord of the exercise of this termination option or upon the effective date of such option. Tenant shall deliver the Premises to Landlord on or before the effective termination date in accordance with the terms and conditions of this Lease, the same as if such termination date were the original expiration date of the Term of this Lease.


                                LANDLORD:

                                200 SOUTH WACKER DRIVE, L.L.C.

                                By: The Equitable Life Assurance Society of the United States, a New York corporation, solely on behalf and for the benefit of its Separate Account 8, known as the "Prime Property Fund"


                                     By:   /s/ John Schoser
                                           -------------------------------------
                                     Name: John Schoser
                                     Its:  Investment Officer


                                TENANT:

                                ORBITZ, LLC, a Delaware limited liability company

ATTEST:


By:                             By:   /s/ John Park
     ------------------------         ------------------------------------------
Its:                            Name: John Park
     ------------------------         ------------------------------------------
                                Its:  CFO
                                      ------------------------------------------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES


                                       A-l

[GRAPHIC]

[GRAPHIC]

                                    EXHIBIT B

                                    BASE RENT

     Rentable Area                                44,766 square feet

     Initial Annual Base Rent
     per square foot                              $21.75

     Annual Increase                              3% beginning in the
                                                  Second (2nd) Lease Year

   Lease Year      Rate Per Square Foot       Annual Rate         Monthly Rate
   ----------      --------------------      -------------        ------------
       1                  $21.75             $  973,660.50         $81,138.38
       2                  $22.40             $1,002,758.40         $83,563.20
       3                  $23.07             $1,032,751.62         $86,062.64
       4                  $23.77             $1,064,087.82         $88,673.99
       5                  $24.48             $1,095,871.68         $91,322.64
       6                  $25.21             $1,128,550.86         $94,045.91
       7                  $25.97             $1,162,573.02         $96,881.09

                                    EXHIBIT C

                                   WORK LETTER

                             200 South Wacker Drive
                                Chicago, Illinois

     This Work Letter is attached to and made part of that certain Lease (referred to herein for convenience as the "Lease"), dated as of the date hereof between 200 South Wacker Drive, L.L.C. ("Landlord"), and ORBITZ, LLC ("Tenant"), wherein the Tenant is leasing certain office space comprised of the entirety of the eighteenth (18th) and nineteenth (19th) floors and more particularly described in the Lease (the "Premises") in the building located at 200 South Wacker Drive, in Chicago, Illinois (the "Building"), as more particularly described in the Lease. In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

     1.      PROPOSED AND FINAL PLANS.

     (a) Tenant shall cause to be prepared and delivered to Landlord, for Landlord's approval, the following proposed drawings ("Proposed Plans") for all improvements Tenant desires to have completed in the Premises (the "Work"):

     (i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

     (ii) Mechanical drawings (consisting of HVAC, electrical, telephone, and plumbing).

     (iii) Finish schedule (consisting of wall finishes and floor finishes and miscellaneous details).

     (b) All architectural drawings shall be prepared at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) by Gensler, the architect designated by Tenant and approved by Landlord, whom Tenant shall employ. Tenant shall deliver one set of reproducible architectural drawings to Landlord's designated engineer, Environmental System Designs, Inc. ("ESD") at the same time one set is delivered to Landlord. All mechanical drawings shall be prepared at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) by ESD, whom Tenant shall employ.

     (c) Within seven (7) business days after Landlord's receipt of the architectural drawings, Landlord shall advise Tenant of any changes required to obtain Landlord's approval, which approval shall not be unreasonably withheld or conditioned.

                                       C-l
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     (d)     Within seven (7) business days after receipt of mechanical drawings, Landlord shall advise Tenant of any changes required to obtain Landlord's approval, which approval shall not be unreasonably withheld or conditioned.

     (e) If Landlord disapproves of the Proposed Plans, Tenant shall revise the Proposed Plans disapproved by Landlord and resubmit such plans to Landlord. Landlord shall, within seven (7) business days after receipt of Tenant's revised plans, advise Tenant of any additional changes which may be required to obtain Landlord's approval. If Landlord disapproves the revised plans, Tenant shall revise such plans and resubmit them to Landlord. Landlord shall, again within seven (7) business days after receipt of the revised plans, advise Tenant of further changes, if any, required for Landlord's approval. This process shall continue until Landlord has approved Tenant's revised Proposed Plans; Landlord and Tenant shall at all times use all diligence that may be required so that Landlord has in all events approved Tenant's Proposed Plans or revised Proposed Plans (as the case may be) on or before, and no later than, November 8, 2000 with respect to the eighteenth (18th) floor and December 21, 2000 with respect to the nineteenth (19th) floor. Tenant shall further notify Landlord no later than November 3, 2000 which improvements if any Tenant would like to remain in that portion of the eighteenth (18th) floor of the Building identified as "Area Which Tenant May Want Preserved" on Exhibit "A" attached hereto, which Landlord will not be required to demolish prior to commencement by Landlord of the Work on such floor. "Final Plans" shall mean the Proposed Plans, as revised, which have been approved by Landlord and Tenant in writing.

     (f) All Proposed Plans and Final Plans shall comply with all applicable statutes, ordinances, regulations, laws, and codes and with the requirements of Landlord's fire insurance underwriters. Neither review nor approval by Landlord of the Proposed Plans and resulting Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. Tenant shall not make any changes in the Final Plans without Landlord's prior written approval.

     2.      PERFORMANCE OF THE WORK BY LANDLORD.

     Upon approval of the Final Plans by Landlord and filing thereof with the appropriate governmental agencies, Landlord shall cause the Work to be performed by Turner Construction (Special Projects). Landlord, at Tenant's sole cost and expense (but subject to application of the Tenant Improvement Allowance provided in Section 30 of the Lease) shall cause such general contractor to promptly commence (upon filing of an application for a building permit) to construct and install and pursue to completion in the Premises the Work (provided that Tenant agrees to indemnify and hold harmless Landlord, its officers, agents and employees from any and all costs, liabilities and damages arising from the commencement of such work prior to issuance of such permit). Landlord shall cause the Work to be substantially completed on the eighteenth (18th) floor prior to commencement of construction on the nineteenth (19th) floor. To the extent the costs of the Work exceed the Tenant Improvement Allowance, Tenant shall pay to Landlord the costs of the Work pursuant to the provisions of Paragraph 3 hereof.

     3.      PAYMENT OF COSTS OF THE WORK.

     Subject to the application of the Tenant Improvement Allowance and Landlord's obligation to demolish at Landlord's sole cost the improvements currently located on the eighteenth (18th) floor as described in Section 30 of the Lease, the Work shall be installed at Tenant's sole cost and expense. The cost of the Work shall include, and Tenant agrees to pay Landlord for, the following costs ("Landlord's Costs"): (i) the cost of all work performed by Landlord on behalf of Tenant and for all materials and labor furnished on Tenant's behalf, (ii) the cost of any services provided to Tenant or its contractors including but not limited to the cost for rubbish removal, hoisting, and utilities to the extent not included in any other fees paid by Tenant, and
(iii) a supervision fee equal to Landlord's direct out-of-pocket costs not to exceed $0.25 per rentable square foot of the Premises (which shall reimburse Landlord for the costs of providing employees of Landlord for supervising such work and reviewing the Final Plans and costs for rubbish removal and cleanup prior to substantial completion of the Work. Landlord may render bills to Tenant monthly for Landlord's Costs (provided that the supervision fee shall be billed proportionately based on the cost of the Work performed during the period in question). All bills shall be due and payable no later than the fifteenth (15th) day after delivery of such bills to Tenant.

     4. COMMENCEMENT OF RENT. Notwithstanding the date provided in the Lease for the commencement of the Term thereof, Tenant's obligation to pay rent under the Lease as to either floor of the Premises shall not commence until Landlord shall have substantially completed the Work on such floor; provided however, that if Landlord shall be delayed in substantially completing the Work as a result of any of the following (hereinafter "Tenant Delays"):

     (a) Tenant's failure to obtain Landlord's approval of the Final Plans in accordance with and on or before the deadlines set forth in Paragraph 1 hereof; or

     (b) Tenant's failure to advise Landlord by November 4, 2000 which improvements Tenant does not want demolished on the eighteenth (18th) floor; or

     (c) Tenant's changes in the Work (notwithstanding Landlord's approval of such changes); or

     (d) The performance or failure thereof by Tenant or any person, firm or entity employed by Tenant, or the completion or failure to complete any work of Tenant by said person, firm or entity; or

     (e) Tenant's failure to vacate the nineteenth (19th) floor (of which Tenant is currently in occupancy as of the date of this Lease pursuant to the Temporary Space Agreement described in the Lease in a timely and prompt manner following substantial completion of the Work on the eighteenth (18th) floor, to enable Landlord to promptly commence construction on the nineteenth (19th) floor; or

     (f) Tenant's failure to timely participate in the selection of the general contractor as set forth in Paragraph 2 hereof; or

     (g)     Any fault of Tenant or its agents or representative;

the payment of rent under the Lease shall not be affected or deferred on account of any such Tenant Delays.

     Substantial completion of the Work in the Premises shall mean completion of the Work with the exception of minor or insubstantial details of construction, mechanical adjustment or decoration, the incompletion of which will not unreasonably interfere with normal use and occupancy of the Premises by Tenant. Such minor or insubstantial details are hereinafter referred to as the "Punch List Items"; Landlord and Tenant will within five (5) business days after substantial completion of the Work confirm such date in writing and complete preparation of a written punchlist identifying such items, which Landlord shall cause to be completed within thirty (30) days thereafter or - if such items cannot through the use of diligent efforts be completed in such thirty (30) day period - then as promptly as reasonably possible thereafter. Upon substantial completion of the Work, Tenant shall accept the Premises, provided, however, that such acceptance shall not relieve Landlord of its obligation to promptly complete all Punch List Items.

     5. ACCESS BY TENANT. Landlord, at Landlord's sole discretion, may permit Tenant and Tenant's agents to enter the Premises as licensees prior to the date specified as the commencement of the Term of said Lease in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy thereof. If Landlord permits such entry prior to the commencement of the Term, such license is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord or Landlord's agents in constructing and installing the Work or doing any other work in or about the Premises or Building, or with other tenants, invitees and occupants of the Building. If at any time such entry shall cause or threaten to cause such disharmony or interference therewith, Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay rent, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein, and Tenant agrees to protect, defend, indemnify and save harmless Landlord and Landlord's principals, agents, beneficiaries and employees from all liabilities, costs, damages, fees and expenses arising out of or in any way connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or Building.

     In the event Tenant employs contractors to do work in the Premises, Tenant shall secure and pay for Worker's Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in forms and amounts acceptable to Landlord. All policies shall be endorsed to include Landlord and its employees and agents as additional insured parties. Certified copies of such policies or, at Landlord's election, certificates of such insurance shall be delivered to Landlord prior to Tenant commencing any work in the Premises.

     6.      MISCELLANEOUS.

     (a) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

     (b) This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (c) The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 27.B of the Lease.

     (d) Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by Tenant hereunder.

                                    EXHIBIT D

                             CLEANING SPECIFICATIONS

A.   OFFICE AREAS

     Daily: Monday through Friday inclusive; holidays excepted.

     1. Empty all waste receptacles and ash trays; remove waste materials from the premises.

     2.      Dry-mop all uncarpeted areas.

     3. Vacuum all rugs and carpeted areas in offices, lobbies and corridors.

     4. Hand-dust all office furniture, fixtures and all other horizontal surfaces.

     5.      Damp-wipe all glass furniture tops.

     6. Remove all fingers marks and smudges from doors, door frames, around light switches, private entrance glass partitions.

     7.      Wash and clean all water coolers and fountains.

     8.      Spot-clean spill marks on resilient floor tile.

     B.      LAVATORIES

     NIGHTLY:

     1.      Clean and damp-mop floors.

     2.      Wash and polish all mirrors, bright work and enameled surfaces.

     3.      Wash and sanitize all basins, bowls and urinal.

     4.      Wash and sanitize toilet seats.

     5. Dust and clean, wash where necessary, all partitions, tile walls and all dispensers and receptacles.

     6.      Empty all receptacles and sanitary disposals.

     7. Fill toilet tissue holders, soap dispensers and paper towel dispensers.

                                       D-l
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                                    EXHIBIT E

                              RULES AND REGULATIONS

     RULES AND REGULATIONS. Tenant agrees to observe the rights reserved to Landlord in the Lease and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the following rules and regulations with such reasonable modifications thereof and additions thereto as Landlord may make in writing and furnish to Tenant, from time to time, for the Building.

             (a) Any sign, lettering, picture, notice or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing such approval not to be unreasonably withheld, delayed or conditioned. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

             (b) Tenant may use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, but only with prior written consent of Landlord. Landlord's consent may be arbitrarily withheld. Tenant may use the address of the Building as its business address for any reasonable business purpose.

             (c) Tenant, its customers, invitees, licensees, and guests shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

             (d) Tenant shall not make, or cause to be made, any noises, disturbances, vibrations, odors or noxious fumes which interfere with the use or enjoyment of the Building or any space located therein by any other tenant or occupant of the Building. Tenant shall not use or operate any electrical or electronic devices or other devices that emit excessive sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices outside of the Premises.

             (e) Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease.

                                       E-l

             (f) Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls except for the thermostats within the Premises. Tenant shall keep public corridor doors closed.

             (g) Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. When the Lease is terminated, Tenant shall return all keys to Landlord and will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

             (h) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage. Tenant's responsibility includes keeping doors locked and other means of entry to the Premises closed and secured.

             (i) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

             (j) Tenant shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord.

             (k) Tenant shall not, and Tenant shall not permit or suffer anyone to:

                   (1) Use the Premises for lodging or for any immoral or illegal purposes;

                   (2) Use the Premises to engage in the manufacture or sale of any spirituous, fermented, intoxicating or alcoholic beverages;

                   (3) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

             (l) In no event shall any person bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other articles of intrinsically dangerous nature. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance premium payable by Landlord for all or any part of the Building shall at any time be increased above normal insurance premiums for insurance not covering the items aforesaid, Landlord shall have the option to require Tenant to make immediate payment for the whole of the increased insurance premium.

             (m) Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations and building rules, and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

             (n) If Tenant desires signal, communication, alarm or other utility or service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord, which approval shall not unreasonably be withheld, delayed or conditioned.

             (o) Bicycles shall not be permitted in the Building in other than Landlord designated locations.

             (p) Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

             (q) Tenant, its customers, invitees, licensees, and guests shall not loiter, eat, drink, sit or lie in the lobby, plaza or other spaces in the Building or the adjacent property owned by the Landlord which are open to the public.

             (r) Tenant shall not, and Tenant shall not permit or suffer anyone to, allow any pets in the Premises, except seeing-eye dogs.

             (s) Tenants shall not use any draperies or other window coverings instead of or in addition to the building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

             (t) Tenant, its customers, invitees, licensees, and guests shall not use the freight or passenger elevators of the Building except in accord with the reasonable regulations for their use established by Landlord.

             (u) In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act.

             (v) In the event of a conflict between the terms of these rules and regulations and the terms of the Lease, the terms of the Lease shall control.

             (w) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, decorating, repair or other work in the Premises.

             (x) Tenant shall not, and Tenant shall not permit or suffer anyone to:

                   (1) Cook in the Premises (except that Tenant shall be permitted to use microwave and toaster ovens for the warming of food, as well as a dishwasher, in a lunchroom facility maintained for the use of Tenant's employees and not for use by the general public);

                   (2) Place vending or dispensing machines of any kind in or about the premises;

                   (3) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

However, with prior written consent of Landlord (which consent shall not unreasonably be withheld, conditioned or delayed), the activities described in
(1), (2) and (3) above may be permitted in lounges or other facilities for the use of Tenant's employees designated for this purpose.

                                    EXHIBIT F

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                             DATED:
                                   ------------------

Re: Lease Dated:

     Landlord:  200 South Wacker Drive, L.L.C.

     Tenant:

               Premises:
                             ---------------------------------------------------
                             at 200 South Wacker Drive, Chicago, Illinois

     The undersigned as Tenant under the Lease aforesaid, hereby acknowledges for the benefit of_______________________, which has or is about to make a loan to the Landlord aforesaid, part of the security for which will be a mortgage covering the Premises aforesaid and an assignment of Landlord's interest in said Lease, the truth and accuracy of the following statements pertaining to said Lease.

     1.      Tenant has accepted and is in full possession of the Premises.

     2. The term of the Lease commenced on _______________________ and the Lease is in full force and effect.

     3. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

     4. All improvements, additions and alterations required to be made by Landlord with respect to the Premises have been fully completed by Landlord and are acceptable to Tenant except for _________________________________________.

     5. Tenant is paying the full rent stipulated in the Lease and there are no offsets, defenses or claims on the part of Tenant with respect thereto.

     6. The fixed annual rent under the Lease is $________________ and no moneys have been paid to Landlord in advance of the due date set forth in the Lease, except ______________________________.

     7. To the best of Tenant's knowledge, Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

                                       F-l

     8. There have been no modifications or amendments to the Lease except as follows: __________________________________________________________________.

A true and complete copy of the Lease (together with all amendments if any aforementioned) is attached hereto and hereby made a part hereof.

     9. Tenant acknowledges that _______________ assumes no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes in the event that _____________ acquires the building in which the Premises are located by foreclosure or by transfer of title in lieu of foreclosure, unless __________ has actually received such sums.

     10. Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or of the rents payable by Tenant thereunder.

Dated:                                     TENANT:
                                                  -----------------------------

                                           By:
                                              ---------------------------------

Address to which notices are to be
sent if other than the Premises:

                                    EXHIBIT G

                              LETTER OF CREDIT FORM


__________, 2000

200 South Wacker Drive, L.L.C.
c/o Lend Lease Real Estate Investments, Inc.
455 N. Cityfront Plaza Drive, Suite 3200
Chicago, Illinois, 60611

Attn:______________

IRREVOCABLE LETTER OF CREDIT NO.__________

Original Expiration Date: ________

Gentlemen:

We hereby establish our irrevocable Letter of Credit in your favor for the account of ORBITZ, LLC for the sum not exceeding U.S.__________ and ____/100 Dollars ($___________).

This Letter of Credit is available against your draft drawn on us bearing the clause "Drawn Under _________________________ Bank, Chicago, Illinois L/C
No. ___________________________________".

We hereby agree with the drawers of the draft drawn and negotiated in compliance with the terms of this credit, that said draft will be duly honored within two
(2) business days after it is presented at this office.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the initial expiration date stated above or any future expiration date hereof, unless at least sixty
(60) days prior to the expiration date we mail you our notice, by registered or certified mail, informing you that the Letter of Credit will no longer be automatically renewed beyond the then expiration date. In the event that we notify you that it is our intention not to renew this Letter of Credit for an additional one year period we agree to also notify the following parties by registered or certified mail:

Lend Lease Real Estate Investments, Inc.
455 North Cityfront Plaza Drive
Suite 3200
Chicago, Illinois 60611
Attn: Regional Manager

                                       G-l
and

Lend Lease Real Estate Investments, Inc.
3414 Peachtree Road, N.E.
Atlanta, Georgia 30326
Attention: Law Department

and

Quarles & Brady LLC
500 West Madison Street
Suite 3700
Chicago, Illinois 60661
Attn: Peter A. Sarasek, Esq. and Stephanie B. Shellenback, Esq.

This Letter of Credit is transferable and assignable from time to time; any transfer request shall be effected by presentation to the issuer of the attached transfer form accompanied by the original of this Letter of Credit, provided that the holder hereof shall not incur any fees to the issuer as a condition to any such transfer.

Partial Drawings and reductions are permitted.

Except so far as otherwise expressly stated this documentary credit is subject to Uniform Customs and Practice for Documentary Credits, 1995 revision, ICC Publication No. 500, excluding Article 17.

--------------------------------------------------------------------------------
Name of Bank

By:
   -----------------------------------------

                                    EXHIBIT H

                                LEGAL DESCRIPTION


THAT PART OF LOTS 13 AND 14 IN BLOCK 83 IN RESUBDIVISION OF BLOCKS 83, 92 AND 140 IN SCHOOL SECTION ADDITION TO CHICAGO, IN SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTH EAST CORNER OF SAID LOT 13; THENCE SOUTH 90 DEGREES WEST ALONG THE NORTH LINE OF SAID LOT 13 (ALSO BEING THE SOUTH LINE OF WEST ADAMS STREET), 54.00 FEET TO THE WEST LINE OF WACKER DRIVE, AS DEDICATED, AND THE PLACE OF BEGINNING OF THE HEREIN DESCRIBED TRACT OF LAND; THENCE SOUTH 0 DEGREES 13 MINUTES 30 SECONDS EAST ALONG SAID WEST LINE OF SOUTH WACKER DRIVE, 166.04 FEET TO THE SOUTH LINE OF SAID LOT 14 (ALSO BEING THE NORTH LINE OF WEST QUINCY STREET); THENCE NORTH 89 DEGREES 57 MINUTES 40 SECONDS WEST ALONG THE SOUTH LINE OF SAID LOT 14, 148.00 FEET TO A POINT; THENCE NORTH 9 DEGREES 47 MINUTES 46 SECONDS WEST, 84.20 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 14; THENCE NORTH 10 DEGREES 27 MINUTES 59 SECONDS WEST, 84.36 FEET TO THE NORTH LINE OF SAID LOT 13; THENCE NORTH 90 DEGREES EAST ALONG THE NORTH LINE OF SAID LOT 13,
177.00 FEET TO THE PLACE OF BEGINNING, IN COOK COUNTY, ILLINOIS.

                                       H-l

                                    EXHIBIT I

                        FORM OF NON-DISTURBANCE AGREEMENT

     THIS AGREEMENT, made this       day of              , 2000, by and between
___________________, a ______________________ (herein "Lessee"), and
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (herein "Lender").

                                    RECITALS

     A. Lender is the holder of a certain promissory note (herein the "Note") issued by 200 South Wacker Drive, L.L.C. ("Lessor"), dated October 23, 1998 in the principal sum of Sixty-Six Million and No/100 DOLLARS ($66,000,000.00) and of the Mortgage and Security Agreement of even date therewith (herein the "Mortgage") securing the Note, recorded on October 26, 1998 as Document Number 98958719 with the Cook County Recorder, which Mortgage encumbers the real property (herein called the "Subject Property") described on Exhibit A, attached hereto and made a part hereof.

     B. Lessee and 200 South Wacker Drive, L.L.C., as Lessor, entered into a lease agreement (herein the "Lease") dated ____________, 2000 by which Lessee leased from Lessor certain premises commonly known as the _____________________ floor(s) and comprising approximately _________________ Square Feet (herein the "Leased Premises"), and constituting a portion of the Subject Property.

     C. Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:

     1. Lessee hereby covenants and agrees that all its rights and interests whatsoever under the Lease in the Leased Premises and the Subject Property are and shall remain subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

     2. So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee shall not be disturbed by Lender in its possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

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     3.      If the interest of the Lessor under the Lease shall be acquired by
Lender or any purchaser ("Purchaser") by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or Purchaser's succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:

     (a) Lender shall not be personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Subject Property;

     (b) Lender shall not be liable for any act or omission of any prior lessor (including Lessor);

     (c) Lender shall not be subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);

     (d) Lender shall not be bound by any prepayment of rent more than thirty (30) days in advance, or by any deposit, rental security or any other sums deposited with any prior lessor (including Lessor) under the Lease unless actually received by Lender;

     (e) Lender shall not be bound by any agreement or modification of the Lease made without Lender's consent;

     (f) Lender shall not be bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease; and,

     (g) Lender shall not be bound by any restriction on competition beyond the Subject Property.

     4. [NOTE: THIS PARAGRAPH 4 SHALL BE ADAPTED AS NECESSARY TO REFLECT THE CURRENT STATE OF COMPLETION OF THE WORK DESCRIBED IN THE WORKLETTER ATTACHED AS EXHIBIT C TO THE LEASE.] Lessee certifies to Lender that the Lease is presently in full force and effect with no defaults thereunder by the Lessor or by Lessee and unmodified except as indicated hereinabove; that the term thereof has commenced and the full rental is now accruing thereunder; that Lessee has accepted possession of the Leased Premises and that any improvements required by the terms of the Lease to be made by the Lessor have been completed to the satisfaction of Lessee; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in the Lease, or at the

Leased Premises; and that the Lessee, has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

     5. Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, C/O David L. Babson and Company Incorporated, 1295 State Street, Springfield, Massachusetts 01111, Attention: Senior Managing Director, Real Estate Finance Group, and until a reasonable period of time shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

     6. This Agreement shall inure to the benefit of and shall be binding upon Lessee and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be altered, modified or amended except in writing signed by all of the partied hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the State of

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[ATTEST OR WITNESSES (2)]                         LESSEE:
                                                         ----------------------
                                                  By
-------------------------------                     ---------------------------

                                                       Its
-------------------------------                           ---------------------

[SEAL]

[ATTEST OR WITNESSES (2)]                         MASSACHUSETTS MUTUAL LIFE
                                                  INSURANCE COMPANY

                                                  By David L. Babson and Company
                                                  Incorporated
                                                  Its Authorized Agent

                                                  By
-------------------------------                     ---------------------------

                                                       Its
-------------------------------                           ---------------------

[SEAL]

                                ACKNOWLEDGEMENTS

STATE OF                   )
                           )ss.
COUNTY OF                  )

     On this, the        day of        , 2000, before me, the undersigned party,
personally appeared

who acknowledged himself to be the                    of ___________________, a
_________________________________, and that he as such
bring authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by
signing the name of the                     by himself
as

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                              ----------------------------------
                                                         Notary Public

My Commissions Expires:

COMMONWEALTH OF MASSACHUSETTS     )
                                  )ss.
COUNTY OF                         )

     On this, the        day of         , 20      , before me, the undersigned
party, personally appeared

who acknowledged himself to be the                of David L. Babson and Company
Incorporated the Authorized Agent of MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, and that he as such being authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the corporation by himself as

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                              ----------------------------------
                                                         Notary Public

My Commission Expires:

                                    EXHIBIT J
ORBITZ                                                                   GENSLER
                            MINIMUM QUALITY STANDARDS

BASE BUILDING TURNOVER CONDITIONS

OPTIMUM BASE BUILDING CRITERIA

The tenant improvement allowance provided by the landlord to Orbitz shall apply to the tenant improvements over and above that which is base building or landlord provided construction.

BASE BUILDING CONSTRUCTION

The base building construction shall consist of the following:

- A level floor ready to receive tenant finish (1/2" tolerance in l0'-0", non-cumulative).
- Core walls, columns and perimeter drywall taped and ready to receive tenant finish.
- One janitor closet on each floor and complete men's and women's restroom facilities on each floor.
-    Window blinds/window treatment.
- Heating/ventilation, air conditioning and sprinkler infrastructure brought to the floors consisting of all main loop and major distribution lines. Perimeter window line heating installed.
- All required fire hose cabinets, standpipe connections, smoke detectors, fire detectors, and fire alarm related equipment installed.

RELOCATION STUDY
GENERAL BASE BUILDING REQUIREMENTS

The following list of requirements is to be used as basic standards of building performance to be achieved at landlord's expense as the base for tenant build-out. Any tenant build-out allowances will apply from this basis on.

DIVISION 2: SITEWORK

A.   HAZARDOUS MATERIALS AND ASBESTOS REMOVAL

     The premises shall be made free of hazardous materials by the landlord.

B.   FLOOR LOADING

     Core to Interior Column                      80 lbs./sq. ft.

     Interior Column to Exterior Column           50 lbs./sq. ft.

     Live Load at Interior Zone                   Preferable loading at interior
                                                  zones on each floor
                                                  100 lbs./sq. ft. live load.

C.   FLOOR LEVELING

     Floors shall be leveled to a maximum variation of plus or minus 1/2" within 10 feet non-cumulative. All cores or demolition scars should be filled and smoothed.

D.   FINISHED CEILING HEIGHTS

     Ceiling heights in all areas to be 8'-6" minimum

October 31, 2000

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ORBITZ                                                                   GENSLER

DIVISION 7: THERMAL AND MOISTURE PROTECTION

A.   PATCHING

     Any floor or ceiling penetrations that are not used for existing building systems shall be sealed in compliance with applicable fire code.

DIVISION 8: DOORS AND WINDOWS

A.   DOORS

     Building standard doors, frames and hardware shall be furnished and installed around the building core, as necessary to conform to building standards, applicable codes and ADA.

B.   EXTERIOR GLAZING

     Windows and mullions to be free of defects and energy efficient. Building is to have all framing, window sills and hardware repaired and made free from defects at landlord's expense.

DIVISION 9: FINISHES

A.   CORE WALL, PERIMETER AND COLUMN CONDITIONS

     All structural columns, core walls and perimeter walls, stairways, and demising partitions for common area corridors on the floor, etc., shall be properly insulated, drywalled and ready for finish painting.

     All enclosures to be uniform in shape, hide all piping and irregular conditions and be complete with drapery pockets, fascias, blocking and pocket ceilings.

B.   ELEVATOR LOBBIES AND CORRIDORS

     An allowance for elevator lobbies based on building standard will be required in place at Orbitz's request.

C.   PUBLIC WASHROOMS

     Men's and women's restrooms, in compliance with ADA and local codes on each floor of the premises, shall be finished and fully operable. Lavatories to be integral or undermount.

          -    Floors to be ceramic tile with stone or ceramic tile base
          -    Wet walls to be ceramic tile or stone
          -    Additional walls to be vinyl wall covered at minimum
          -    Full mirror over vanity
          -    Coved and accent lighting
          -    Partitions to be ceiling mounted metal or upgrade
          -    All accessories to be fully recessed

October 31, 2000

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ORBITZ                                                                   GENSLER

DIVISION 12: FURNISHINGS

A.   BLINDS

     Building standard blinds and hardware shall be furnished and installed on all perimeter windows at landlord's expense.

DIVISION 14: CONVEYING SYSTEMS

A.   PASSENGER ELEVATORS

     Cab Features and Finishes                 Cabs will be fully furnished with
                                               control panels that provide an
                                               onboard message center and voice
                                               enunciator systems per ADA;
                                               infrared door detectors and key
                                               card access for Orbitz floors
                                               during off hours.

B.   FREIGHT ELEVATORS/LOADING DOCK

     LOCATION OF SERVICE ENTRANCE              At or below grade access for
                                               semi-trucks.

     SERVICE ELEVATORS                         Use of freight elevators to be
                                               available at no cost for tenant
                                               use and during tenant
                                               construction.

DIVISION 15: MECHANICAL

A.   HVAC

     Heating is controlled by an all-perimeter air system operating at a constant air volume with variable preset air temperatures. Perimeter air temperatures are controlled by electric heaters in the ducts. There is one
     (1) fan and one (1) duct heater per face of the building per floor. The building is cooled by two 900-ton chillers and one 600-ton chiller which deliver chilled water to the coils in the fan plenum. The fan serves the fourth through fortieth floors. There is another fan located on Lower Level 2 which serves the two lower levels and the lobby through third floor.

     Landlord shall supply main interior loop, ductwork to VAV boxes, one VAV box or Moduline box for every 1,500 square feet, and a perimeter supply and distribution system.

     The base building standard handling capacity shall be based upon a population not to exceed one person per 150 usable square feet and a maximum sensible heat load of 5.0 watts per usable square foot.

     Heating capable of maintaining inside space conditions of not less than 72 degrees Fahrenheit dry bulb 62 degrees Fahrenheit when outside air temperature is not less than minus 10 degrees Fahrenheit.

October 31, 2000

                                       J-3
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ORBITZ                                                                   GENSLER

     Cooling capable of maintaining inside space conditions of 75 degrees 62 degrees Fahrenheit (50% 65% RH) when outside conditions are 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb.

     VENTILATION

         Outside Air Quantity            0.2 CFM per usable square foot minimum.

         Outside Air Quality             Drawing from clean outside source.

         Supply Air Quantity

                  Interior Offices       0.6 to 0.8 CFM per usable square foot.

                  Exterior Offices       As required by design load.

         Supplemental Cooling            Capabilities for special cooling
                                         requirements of up to 20 tons per
                                         floor, subject to riser capacity.

     HOURS OF OPERATION

         Monday - Friday                 8:00am - 6:00pm

         Saturday                        8:00am - l:00pm

     AFTER-HOUR OPERATIONS               Currently $100.00/hour.

     CONDENSER WATER RISER               Available for individual tenant
                                         hook-up and use for tenant
                                         supplemental air conditioning system.
                                         There is a monthly water usage fee
                                         affiliated with the tie-in.

B.   PLUMBING

     Landlord shall supply and install in the Core area one (1) ADA accessible electric water cooler at no cost to the tenant.

C.   FIRE PROTECTION

     Sprinklering    Orbitz floors to be sprinklered. The sprinkler riser, the
     main loop and branch lines will be in place prior to the commencement of tenant construction. Heights to conform to finished ceiling heights.

     FIRE HOSE RISER AND HOSESLocated per code with an extinguisher.

DIVISION 16: ELECTRICAL

A.   ELECTRICAL/TELECOMMUNICATIONS

     Tenant separate meter panel, fittings and meter. See specifications:

October 31, 2000

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ORBITZ                                                                   GENSLER

     DISTRIBUTION LOCATIONS              Individually sub-metered for lights and
                                         outlets; one main load center per floor
                                         with one branch sub-load center for
                                         every 6,000 square feet. A load center
                                         consists of panels for power and
                                         lighting.

     DISTRIBUTIONS CAPACITY              208/120 volt, 3-phase, 4-wire service
                                         for lighting, receptacle and
                                         miscellaneous power based on load
                                         capacities of six (6.0) watts per
                                         square foot.
     GROUNDING SYSTEMS                   To be made available to tenant by
                                         building.

     BUILDING EMERGENCY POWER            Direct Commonwealth Edison feed for
                                         emergency lighting, fire protection and
                                         elevators with battery back-up for
                                         stair lighting.

B.   LIGHTING

     Building standard to meet local and federal efficiency requirements and codes.

C.   TELECOMMUNICATIONS

     TELEPHONES                          Telephone service shall be available
                                         within the service core from
                                         distribution panels on each floor
                                         capable of servicing tenant telephone
                                         demands.

                                         Telephone closet located on each floor
                                         for tenant distribution; main NETPOP
                                         distribution pairs available at each
                                         floor to be determined by tenants'
                                         requirements with a minimum of 175
                                         trunks overall.

     FIBER OPTICS                        To be available within each vertical
                                         riser and closets.

     CABLE TELEVISION                    Cable to be available on each floor for
                                         tenant hookup and distribution, per
                                         agreement with AT&T Cable.

     SATELLITE                           Tenant will require capability and
                                         authority to mount equipment to receive
                                         satellite transmission (to be agreed to
                                         under a separate licensing agreement).

D.   LIFE SAFETY SYSTEMS

     ONE-WAY VOICE COMMUNICATION         Throughout all common area corridors
                                         and public spaces.

     TWO-WAY VOICE COMMUNICATIONS        Within stairwells per code.

     FIRE ALARM SYSTEM

         Smoke Detectors                 Throughout elevator lobby areas, common
                                         area corridors and mechanical rooms.

         Strobe Lights                   As required by code and ADA.

October 31, 2000

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ORBITZ                                                                   GENSLER

         Smoke Evacuation                As required by code and ADA.

         Thermal Detectors               As required by code and ADA.

         Enunciator Panel Location       As required by code and ADA.

     AUTOMATIC LOCK-RELEASE ON DOORS TO  As required by code.
     FIRE STAIRWELLS

     FIRE EVACUATION PLAN IN PLACE       Emergency Procedures Manuals to be
                                         provided by landlord.
     EMERGENCY BACK-UP                   Fire pumps supplying the standpipes and
                                         the sprinkler system, elevators and
                                         stairwell lighting should be connected
                                         to the emergency electrical system via
                                         a direct feed to Commonwealth Edison.

     EMERGENCY EXITING                   As required by code.

E.   SECURITY

     Electronic key card access to building and at fire doors. 24-hour building security including weekends (please describe all security systems and measures).

October 31, 2000

                                       J-6